SETTLEMENT EXCHANGE AGREEMENT

THIS SETTLEMENT EXCHANGE AGREEMENT (this "Agreement") is made on June 25, 2008, between Earth Biofuels, Inc., a Delaware corporation ("EBOF"), and Portside Growth and Opportunity Fund (the "Investor").

WHEREAS, on or about June 5, 2008, PNG Ventures, Inc., a Nevada company (the "Issuer") issued a 12% Convertible Promissory Note in a principal amount of $171,000 (the "Note," a copy of which has been attached hereto as Exhibit A) to EBOF, pursuant to and subject to the terms of, a Settlement Agreement (as defined in the Note).

WHEREAS, concurrently herewith, EBOF, Earth LNG, Inc., a wholly owned subsidiary of EBOF and New Earth LNG, LLC, a Delaware limited liability company and a wholly owned subsidiary of Earth LNG, Inc. ("LNG Sub") and the Issuer have entered into that certain Share Exchange Agreement (the "Share Exchange Agreement") pursuant to which EBOF will exchange (the "Share Exchange") 100% of the membership interests of LNG Sub for 7,000,000 shares of common stock, $0.001 par value of the Issuer (the "Common Stock").

WHEREAS, concurrently herewith, the Investor and EBOF have entered into that certain Amendment and Exchange Agreement (the "Amendment and Exchange Agreement"), pursuant to which EBOF and the Investor have agreed to (i) amend and restate the existing senior secured convertible notes of the EBOF and (ii) issue certain additional senior secured subordinated convertible notes to the EBOF (the indebtedness referred to in clauses (i) and (ii), collectively, the "Subordinated Debt"), (iii) amend and restate certain warrants of the EBOF, (iv) amend and restate the security documents related to such Subordinated Debt and (v) release certain liens on the capital stock, membership interests and assets of LNG Sub, New Earth LNG and its subsidiaries and release said parties from certain obligations described therein (the "Releases").

WHEREAS, to induce the Investor to enter into the Amendment Exchange Agreement and the Releases, EBOF agrees to exchange $1,285.71 in aggregate principal amount of the Notes (the "Exchanged Notes") , which is convertible into 14,286 shares of Common Stock as of the Closing Date (as defined below) (the Conversion Shares") for $1,285.71 of the Subordinated Debt of the Investor (the "Existing Debt Amount"), on the basis of the representations, warranties and agreements contained in this Agreement and upon the terms but subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1                      Exchange of Exchanged Shares.

(a)        Exchange of Exchanged Shares.  On the Closing Date (as defined below), EBOF hereby agrees to exchange the Exchanged Notes of EBOF for the Existing Debt Amount.  For

the avoidance of doubt, EBOF and the Investor hereby acknowledge that immediately following the consummation of the foregoing exchange the amount of interest due and outstanding under the Existing Primary Note of the Investor shall be reduced by the Interest Exchange Amount.

(b)        Closing.  The date and time of the Closing (the "Closing Date") shall be 10:00 a.m., New York City time, on the first business day after notification by the EBOF to the Investor of the satisfaction or waiver of the condition to the closing set forth in Section 1(c), (or such other date or time as the parties may agree) at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(c)        Condition to Closing.

(i)                 EBOF shall have obtained from the Issuer or its agents the Exchanged Notes in such name as the Investor shall request.

(ii)                 The Issuer shall have executed and delivered to the Investor the Notice and Acknowledgment of Transfer of Securities attached hereto as Exhibit A agreeing to be bound by all of the provisions contained therein.

(iii)                 The representations and warranties of the EBOF shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the EBOF shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the EBOF at or prior to the Closing Date.

(d)        Delivery of Notes.  On the Closing Date, EBOF shall have delivered to the Investor the Exchanged Notes in such name as the Investor shall request.

Section 2.  EBOF Representations And Warranties.  EBOF hereby represents, warrants and covenants to the Investor as follows as of the date hereof and as of the Closing Date:

(a)        This Agreement has been duly authorized, executed and delivered by EBOF and constitutes a valid and legally binding agreement of EBOF enforceable against EBOF in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b)        EBOF is not an affiliate of the Issuer and has not been an affiliate of the Issuer for the three month period immediately preceding the Closing Date

(c)        The Exchanged Notes are free of any transfer restrictions or legends.  The Exchanged Notes are, and upon issuance in accordance with the Exchanged Notes, the Conversion Shares shall be, unrestricted securities issued pursuant to Section 3(a)(10) of the Securities Act (subject only to the Settlement Agreement and Order (as defined in the Settlement

Agreement) relating to the same).  The Exchanged Shares, when issued, shall be freely tradable on the NASDAQ OTC Bulletin Board without restriction and will not contain any restrictive legend.

(d)        All government and other consents that are required to have been obtained by EBOF with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.  EBOF has complied and will comply with all applicable disclosure or reporting requirements in respect of the transaction contemplated hereby.

(e)        EBOF has good and valid title to the Exchanged Notes free and clear of lien, mortgage, security interest, pledge, charge or encumbrance of any kind ("Liens") subject only to the Settlement Agreement and Order.  Delivery of the Exchanged Notes to the Investor will pass to the Investor good and valid title to the Exchanged Notes, free and clear of Liens.

(f)        The execution and delivery by EBOF of this Agreement, the exchange of the Exchanged Notes and the performance by EBOF of its obligations under this Agreement do not and will not violate or conflict with any law applicable to EBOF, any order or judgment of any court or other agency of government applicable to EBOF or any of EBOF's assets or any contractual restriction binding on or affecting EBOF or any of EBOF's assets.

(g)        EBOF is acting solely for EBOF's own account, and has made EBOF's own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for EBOF based upon EBOF's own judgment and upon advice of such advisors as EBOF deems necessary.  EBOF acknowledges and agrees that EBOF is not relying, and has not relied, upon any communication (written or oral) of the Investor or any affiliate, employee or agent of the Investor with respect to the legal, accounting, tax or other implications of this Agreement and that EBOF has conducted EBOF's own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement.  EBOF acknowledges that neither the Investor nor any affiliate, employee or agent of the Investor is acting as a fiduciary for or an advisor to EBOF in respect of this Agreement.

Section 3.  Investor Representations And Warranties.  The Investor hereby represents and warrants to EBOF as follows as of the date hereof and as of the Closing Date:

(a)        The Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  The Investor is not acting in connection with or as part of a group with respect to this Agreement or its acquisition of the Note or any shares of Issuer issued thereon. The Investor is acting for its own account and has made its own independent decision to enter into this Agreement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligation of the Investor enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(b)        The Investor (a) is a sophisticated person with respect to the exchange of the Exchanged Notes; (b) has adequate information concerning the business and financial condition of Issuer to make an informed decision regarding the purchase of the Exchanged Notes; and (c) has independently and without reliance upon EBOF, and based on such information as the Investor has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Investor has relied upon EBOF's express representations, warranties and covenants in this Agreement.  The Investor acknowledges that EBOF has not given the Investor any investment advice, credit information or opinion on whether the purchase of the Exchanged Notes is prudent.

Section 4.  Payment of Expenses.  Each party to this Agreement shall bear its own expenses in connection with the exchange of the Exchanged Notes to the Investor.

Section 5.  Covenants.

(a)        EBOF, for good and valuable consideration, effective as of the Closing Date, hereby assigns, transfers, conveys and delivers to the Investor all of its right, title and interest in and to the Exchanged Notes.

(b)        The Investor shall execute and deliver to EBOF and Issuer the Notice and Acknowledgment of Transfer of Securities attached hereto as Exhibit A agreeing to be bound by all of the provisions contained therein.

Section 6.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Investor, to its address and facsimile number set forth in the Existing Primary Securities Purchase Agreement (as defined in the Amendment and Exchange Agreement), with copies to the Investor's representatives as set forth on the Existing Primary Securities Purchase Agreement or on the signature page to this Agreement, with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:                                (212) 756-2000

Facsimile:                                (212) 593-5955

Attention:                                Eleazer N. Klein, Esq.

If to EBOF:

Earth Biofuels, Inc.

3001 Knox Street, Suite 403,

Dallas, Texas 75205

Telephone:                                (214) 389-9800

Facsimile:                                (214) 389-9806

Attention:                                Dennis McLaughlin III

with a copy (for informational purposes only) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway

32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Attention: Gregory Sichenzia, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 7.  Governing Law; Submission to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.  EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY, CITY, AND STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 8.  Entire Agreement; Amendments. This Agreement, the Share Exchange Agreement, the Amendment and Exchange Agreement and such other documents contemplated thereby supersedes all other prior oral or written agreements among the Investor, EBOF, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither EBOF nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 9.  Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 10.  No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 11  Further Assurances.  Each party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 12  Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 13  Successors.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchanged Notes.

[The remainder of the page is intentionally left blank]

IN WITNESS WHEREOF, the Investor and EBOF have caused this signature page to the Settlement Exchange Agreement to be duly executed as of the date first written above.

EBOF:
EARTH BIOFUELS, INC. By: Name: Dennis G. McLaughlin, III Title: Chief Executive Officer

IN WITNESS WHEREOF, the Investor and EBOF have caused this signature page to the Settlement Exchange Agreement to be duly executed as of the date first written above.

INVESTOR:
PORTSIDE GROWTH AND OPPORTUNITY FUND By: Name: Title:

EXHIBIT A

TRANSFER OF SECURITIES ACKNOWLEDGMENT AND AGREEMENT

THIS TRANSFER OF SECURITIES ACKNOWLEDGMENT AND AGREEMENT (this "Agreement") is made as of June 25, 2008, between PNG Ventures, Inc., a Nevada corporation (the "Company"), and Portside Growth and Opportunity Fund (the "Investor").

WHEREAS, reference is hereby made to (i) that certain Settlement Exchange Agreement (the "Settlement Exchange Agreement"), dated as of June 25, 2008, pursuant to which, Earth Biofuels, Inc., a Delaware corporation (the "EBOF") has sold 12% Convertible Promissory Note of PNG Ventures, Inc., a Nevada corporation (the "Company") having an aggregate principal amount of $1,285.71 (the "Exchanged Notes"), which are convertible into shares of common stock, $0.001 par value of the Company (the "Conversion Shares"), to Portside Growth and Opportunity Fund (the "Investor") and (ii) that certain Release and Acknowledgement Agreement by and between the Investor and the Company with respect to the release without prejudice, of the Company and its subsidiaries being acquired in the Share Exchange (as hereinafter defined) of any and all indebtedness, penalties, liabilities or other obligations (the "Release").

WHEREAS, concurrently herewith, EBOF, Earth LNG, Inc., a wholly owned subsidiary of EBOF and New Earth LNG, LLC, a Delaware limited liability company and a wholly owned subsidiary of Earth LNG, Inc. ("LNG Sub") and the Issuer have entered into that certain Share Exchange Agreement (the "Share Exchange Agreement") pursuant to which EBOF will exchange (the "Share Exchange") 100% of the membership interests of LNG Sub for 7,000,000 shares of common stock, $0.001 par value of the Issuer (the "Common Stock").

WHEREAS, the Company desires to enter into this Agreement as a condition to closing of the Share Exchange and in order to induce the Investor to enter into the Release.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.           The Company hereby agrees to take all actions necessary to effect the transfer of the Exchanged Notes to the Investor, including, without limitation, having new notes (in such denominations as the Investor may reasonably request) representing the Exchanged Notes registered in the name of the Investor; provided, that the Company and the Investor hereby agree that until the Closing Date (as defined in the Share Exchange Agreement), the Company shall not effect any conversion of the Exchanged Notes, and the Investor shall not have the right to convert any portion of the Exchanged Note, pursuant to Section 4 of the Exchanged Note or otherwise.

2.           The Company hereby represents and warrants to the Investor as follows:

(a)           The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it prior to the Share Exchange makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company, taken as a whole, or on the transactions contemplated hereby, under the Exchanged Notes and the Share Exchange Agreement or by the agreements and instruments to be entered into in connection herewith or therewith (collectively, the "Transaction Documents"), or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b)           The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Exchanged Notes and Conversion Shares in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchanged Notes and the reservation and issuance of the Conversion Shares into escrow as well as the release from escrow upon conversion of the Exchanged Notes have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation of the Company, any capital stock of the Company or the Bylaws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, except (solely with respect to clause (ii) above) as would not be reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of Pink Sheets LLC or the OTC Bulletin Board (as applicable, the "Principal Market")) applicable to the Company or by which any property or asset of the Company is bound or affected.

(d)           The issuance of the Exchanged Notes are duly authorized and, upon issuance shall be free from all taxes, liens and charges with respect to the issue thereof.  As of date hereof, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of the Notes.  Upon conversion in accordance with the Exchanged Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e)           The Exchanged Notes are, and upon issuance in accordance with the Exchanged Notes, the Conversion Shares shall be, unrestricted securities issued pursuant to Section 3(a)(10) of the Securities Act (in accordance with the Settlement Agreement and Order (as defined in the Settlement Agreement) relating to the same).  The Conversion Shares, when issued, shall be freely tradable on the NASDAQ OTC Bulletin Board without restriction and will not contain any restrictive legend.

(f)           The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and the Company and is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(g)           There is no action, suit, proceeding, or to the knowledge of the Company, inquiry or investigation before or by either Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the

Company's officers or directors in their capacities as such, that is expected to have a Material Adverse Effect.

(h)           To the Company's knowledge, neither this Agreement, the other Transaction Documents, nor any other written statements or certificates made or delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(i)           The Company represents and warrants to the Investor all of the representations and warrants of the Company set forth in the Share Exchange Agreement, as if such representations and warranties are set forth herein, mutatis mutandis.

(j)           The Company represents and warrants that (A) the individuals set forth on Table I of Schedule 2(j) hereto hold the offices set forth opposite their names on Table I of Schedule 2(j)  hereto at the Company and (B) the individuals set forth on Table II of Schedule 2(j) hereto are the only directors of the Company.

Notwithstanding anything to the contrary in this Agreement, under no circumstances shall the foregoing covenants or warranties or other provisions herein, be deemed to cause the Company in any way to assume or otherwise be or become, directly or indirectly, liable or responsible for the indebtedness or any other liabilities or obligations of the EBOF or any of its Subsidiaries owed to Investor, as more fully set out in the Release or, to cause the Release to be invalidated.

3.           The Investor hereby represents and warrants to the Company all of the representations and warrants of the Investor set forth in the Settlement Exchange Agreement, as if such representations and warranties are set forth herein, mutatis mutandis.

4.           On or before 8:30 a.m., New York City time, on the fourth (4th) Business Day following the date of the Share Exchange, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Share Exchange Agreement and the Settlement Exchange Agreement in the form required by the 1934 Act and attaching the material documents related thereto not previously filed (including, without limitation, this Agreement, the Share Exchange Agreement, the Settlement Exchange Agreement, the Releases and the Exchanged Note (including all attachments, the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor or as may be required under the terms of this Agreement.  Subject to the foregoing, neither the Company, its subsidiaries nor the Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of the Investor, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise, unless such disclosure is required by law, subpoena, court order, government agency, or self regulatory organization investigation or rule or regulation or the Eligible Market in which the Common Stock is then traded or listed.

5.           For the purposes of Rule 144, the Company acknowledges that the holding period of the Note (as defined in the Settlement Exchange Agreement) (including the corresponding shares of Common Stock issuable upon conversion of the Note) may be tacked onto the holding period of the Exchanged Notes (including the corresponding Conversion Shares issuable upon conversion of the Exchanged Notes), and the Company agrees not to take a position contrary to this Section 5.  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Conversion Shares as defined in the Settlement Exchange Agreement) that (other than as to "Affiliates" of the Company as used in Rule 144, which shall be subject to such rules and restrictions set forth in Rule 144) are freely tradable on the NASDAQ OTC Bulletin Board without restriction  and not containing any restrictive legend without the need for any action by the Investor.

6.           So long as the Investor owns any Exchanged Notes or Conversion Shares (the "Registrable Securities"), with a view to making available to the Investor the benefits of Rule 144, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)           furnish to the Investor so long as the Investor owns the Company Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company (but only if such reports are not publicly available on the EDGAR system), (iii) a written statement of the number of shares of Common Stock then outstanding and (iv) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

7.           [Intentionally Omitted]

8.           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

9.           The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

10.           If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.           This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13.           Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.           The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15.           This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement (other than the Release, which shall remain in full force and effect) and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

16.           This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Settlement Exchange Agreement.

 [Signature Page Follows]

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:
PNG VENTURES, INC. By: Name: Kevin Markey Title: Chief Executive Officer
Copy to: Hodgson Russ, LLP 1540 Broadway 24th Floor New York, NY 10036 Attention: Ronniel Levy, Esq.

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:
PORTSIDE GROWTH AND OPPORTUNITY FUND By: Name: Title: